Exhibit 99.1

Blueprint Medicines Announces Transformative $1.25 Billion Strategic Financing Collaborations with Sixth Street and Royalty Pharma

●	Strengthens balance sheet with significant non-dilutive, low-cost capital

●	Expands ability to bring the promise of precision therapy to broad patient populations through internal R&D and strategic business development

●	Propelled by global launches of AYVAKIT®/AYVAKYT® (avapritinib) and GAVRETO® (pralsetinib), and shared confidence in the important growth opportunity in systemic mastocytosis

●	Blueprint Medicines will receive $575 million in total cash funded at close

CAMBRIDGE, Mass., June 30, 2022 /PRNewswire/ -- Blueprint Medicines Corporation (NASDAQ: BPMC) today announced strategic financing collaborations with Sixth Street and Royalty Pharma (NASDAQ: RPRX) for up to $1.25 billion, bringing significant non-dilutive, low-cost capital to drive innovation and growth.

These tailored investments by two highly respected life sciences-focused investors capitalize on Blueprint Medicines’ significant accomplishments to date and add strategic financial partners who are aligned with the company’s growth ambitions and confidence in the anticipated commercial opportunity and launch performance of AYVAKIT®/AYVAKYT® (avapritinib) and GAVRETO® (pralsetinib). The financings provide capital to expand and advance the company’s robust and diverse pipeline towards commercialization and to continue pursuing strategic and synergistic business development opportunities.

“This attractive deal puts Blueprint Medicines in a very strong financial position to drive rapid growth while maintaining our path to profitability in the coming years. The combination of our strong cash position, multiple drivers of top-line revenue, and diversity of important pipeline programs uniquely positions us to continue building a leading precision therapy company and bring transformative medicines to patients worldwide,” said Kate Haviland, Chief Executive Officer of Blueprint Medicines. "Executing this deal with such favorable terms in the current market environment speaks to the quality of the assets, the aligned confidence in the commercial opportunities, and the investment opportunity that Blueprint Medicines represents overall for firms like Sixth Street and Royalty Pharma, with whom we are building long-term strategic relationships.”

This multi-component deal is comprised of the following elements:

●	The agreement with Sixth Street has three parts:

o	$250 million cash upfront in exchange for future AYVAKIT/AYVAKYT and BLU-263 royalties at a rate of 9.75 percent subject to an annual cap of $900 million in net sales and a cumulative cap of 1.45 times invested capital;

o	Up to $400 million in a senior secured credit facility, of which Blueprint Medicines will draw $150 million initially with an additional $250 million available in delayed draw tranches at Blueprint Medicines’ election; and

o	$260 million in a potential credit facility to support buy-side business development opportunities, subject to mutual agreement between Sixth Street and Blueprint Medicines.

●	The agreement with Royalty Pharma monetizes royalties receivable from GAVRETO net sales by Roche outside of the U.S., not including Greater China, with $175 million cash paid to Blueprint Medicines upfront and up to $165 million in potential milestone payments based on future sales.

“Blueprint Medicines is an impressive and differentiated biopharmaceutical company, with a proven track record of success in developing and commercializing precision therapies. We are particularly excited about the opportunity for AYVAKIT to meet the substantial need in patients with non-advanced systemic mastocytosis,” said Vijay Mohan and Jeff Pootoolal, Partners at Sixth Street. “We believe that investing now, when the company is already in a strong financial position, is the first step toward a long-term relationship that will open the door to further potential opportunities for growth and partnership.”

“GAVRETO is an important precision therapy that has been incredibly meaningful for patients with metastatic, RET fusion-positive non-small cell lung cancer who may have otherwise had limited options,” said Pablo Legorreta, Royalty Pharma’s founder and Chief Executive Officer. “We are pleased to establish a partnership with the experienced team at Blueprint Medicines to help fuel their execution on the significant commercial and development opportunities they have ahead.”

Cowen and Company served as financial advisor and Goodwin Procter LLP served as legal advisor to Blueprint Medicines. Cooley LLP acted as legal advisors to Sixth Street. Gibson Dunn acted as legal advisors to Royalty Pharma.

Investor Conference Call Information

Blueprint Medicines will host a live conference call and webcast at 8:30 a.m. ET today to discuss the collaborations. The conference call may be accessed by dialing 844-200-6205 (domestic) or 929-526-1599 (international), and referring to conference ID 658541. A webcast of the call will also be available under "Events and Presentations" in the Investors & Media section of the Blueprint Medicines website at http://ir.blueprintmedicines.com/. The archived webcast will be available on Blueprint Medicines' website approximately two hours after the conference call and will be available for 30 days following the call.

About AYVAKIT (avapritinib)

AYVAKIT (avapritinib) is a kinase inhibitor approved by the FDA for the treatment of adults with Advanced SM, including aggressive SM (ASM), SM with an associated hematological neoplasm (SM-AHN) and mast cell leukemia (MCL), and adults with unresectable or metastatic gastrointestinal stromal tumor (GIST) harboring a PDGFRA exon 18 mutation, including PDGFRA D842V mutations. For more information, visit AYVAKIT.com. Under the brand name AYVAKYT (avapritinib), this medicine is approved by the European Commission for the treatment of adults with ASM, SM-AHN or MCL, after at least one systemic therapy, and adults with unresectable or metastatic GIST harboring the PDGFRA D842V mutation.

AYVAKIT/AYVAKYT is not approved for the treatment of any other indication in the U.S. or Europe.

Blueprint Medicines is developing AYVAKIT globally for the treatment of advanced and non-advanced SM. The FDA granted breakthrough therapy designation to AYVAKIT for the treatment of moderate to severe indolent SM. The European Commission granted orphan medicinal product designation for AYVAKYT for the treatment of GIST and mastocytosis.

Please click here to see the full U.S. Prescribing Information for AYVAKIT, and click here to see the European Summary of Product Characteristics for AYVAKYT.

About GAVRETO (pralsetinib)

GAVRETO (pralsetinib) is a once-daily oral targeted therapy approved by the U.S. Food and Drug Administration (FDA) for the treatment of three indications: adult patients with metastatic RET fusion-positive NSCLC as detected by an FDA approved test, adult and pediatric patients 12 years of age and older with advanced or metastatic RET-mutant medullary thyroid cancer (MTC) who require systemic therapy, and adults and pediatric patients 12 years of age and older with advanced or metastatic RET fusion-positive thyroid cancer who require systemic therapy and who are radioactive iodine-refractory (if radioactive iodine is appropriate). These indications are approved under accelerated approval based on overall response rate and duration of response. Continued approval for these indications may be contingent upon verification and description of clinical benefit in confirmatory trials. In addition, GAVRETO is approved by the National Medical Products Administration (NMPA) of China for the treatment of adult patients with locally advanced or metastatic RET fusion-positive NSCLC after platinum-based chemotherapy.

GAVRETO is not approved for the treatment of any other indication in the U.S. by the FDA or in China by the NMPA, or for any indication in any other jurisdiction by any other health authority.

GAVRETO is designed to selectively and potently target oncogenic RET alterations, including secondary RET mutations predicted to drive resistance to treatment. In preclinical studies, GAVRETO inhibited RET at lower concentrations than other pharmacologically relevant kinases, including VEGFR2, FGFR2 and JAK2. For more information, visit GAVRETO.com.

Blueprint Medicines and Roche are co-developing GAVRETO globally (excluding Greater China) for the treatment of patients with RET-altered NSCLC, various types of thyroid cancer and other solid tumors. The European Medicines Agency validated a marketing authorization application for GAVRETO for the treatment of RET fusion-positive NSCLC. The FDA granted breakthrough therapy designation to GAVRETO for the treatment of RET fusion-positive NSCLC that has progressed following platinum-based chemotherapy and for RET mutation-positive MTC that requires systemic treatment and for which there are no acceptable alternative treatments.

Please click here to see the full U.S. Prescribing Information for GAVRETO.

About Blueprint Medicines

Blueprint Medicines is a global precision therapy company that invents life-changing therapies for people with cancer and blood disorders. Applying an approach that is both precise and agile, we create medicines that selectively target genetic drivers, with the goal of staying one step ahead across stages of disease. Since 2011, we have leveraged our research platform, including expertise in molecular targeting and world-class drug design capabilities, to rapidly and reproducibly translate science into a broad pipeline of precision therapies. Today, we are delivering approved medicines directly to patients in the United States and Europe, and we are globally advancing multiple programs for systemic mastocytosis, lung cancer and other genomically defined cancers, and cancer immunotherapy. For more information, visit www.BlueprintMedicines.com and follow us on Twitter (@BlueprintMeds) and LinkedIn.

About Sixth Street

Sixth Street is a global investment firm with over $60 billion in assets under management and committed capital. The firm uses its long-term, flexible capital, data-enabled capabilities, and One Team culture to develop themes and offers solutions to companies across all stages of growth. Sixth Street’s healthcare and life sciences team provides strategic capital and forms long-term partnerships with companies creating new technologies to address pressing healthcare challenges and improve patient care. Select Sixth Street investments include Biohaven, Caris Life Sciences, ConcertAI, Datavant, DrFirst, Mammoth Biosciences, MDLIVE, and Visiquate. For more information, visit www.sixthstreet.com and follow Sixth Street on LinkedIn, Twitter, or Instagram.

About Royalty Pharma

Founded in 1996, Royalty Pharma is the largest buyer of biopharmaceutical royalties and a leading funder of innovation across the biopharmaceutical industry, collaborating with innovators from academic institutions, research hospitals and non-for-profits through small and mid-cap biotechnology companies to leading global pharmaceutical companies. Royalty Pharma has assembled a portfolio of royalties which entitles it to payments based directly on the top-line sales of many of the industry’s leading therapies. Royalty Pharma funds innovation in the biopharmaceutical industry both directly and indirectly - directly when it partners with companies to co-fund late-stage clinical trials and new product launches in exchange for future royalties, and indirectly when it acquires existing royalties from the original innovators. Royalty Pharma’s current portfolio includes royalties on around 35 commercial products, including AbbVie and Johnson & Johnson’s Imbruvica, Johnson & Johnson’s Tremfya, Astellas’ and Pfizer’s Xtandi, Biogen’s Tysabri, Gilead’s Trodelvy, Novartis’ Promacta, Vertex’s Kalydeco, Orkambi, Symdeko and Trikafta, and 10 development-stage therapies.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding plans, strategies, timelines and expectations for Blueprint Medicines' current or future approved drugs and drug candidates, including timelines for marketing applications and approvals, the initiation of clinical trials and trial cohorts, or the results of ongoing and planned clinical trials; Blueprint Medicines’ expectations regarding the investments by Sixth Street and Royalty Pharma and the potential acceleration of its commercial products and pipeline resulting from the non-dilutive growth capital; Blueprint Medicines’ plans, strategies and timelines to nominate development candidates; the anticipated benefits of the preclinical profiles of Blueprint Medicines’ drug candidates; plans and timelines for additional marketing applications for avapritinib and pralsetinib and, if approved, commercializing avapritinib and pralsetinib in additional geographies or for additional indications; the potential benefits of any of Blueprint Medicines' current or future approved drugs or drug candidates in treating patients; the potential benefits of Blueprint Medicines' collaborations or business development activities; and Blueprint Medicines' financial performance, strategy, goals and anticipated milestones, business plans and focus. The words “aim,” “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the impact of the COVID-19 pandemic to Blueprint Medicines’ business, operations, strategy, goals and anticipated milestones, including Blueprint Medicines’ ongoing and planned research and discovery activities, ability to conduct ongoing and planned clinical trials, clinical supply of current or future drug candidates, commercial supply of current or future approved products, and launching, marketing and selling current or future approved products; Blueprint Medicines’ ability and plans in continuing to establish and expand a commercial infrastructure, and successfully launching, marketing and selling current or future approved products; Blueprint Medicines’ ability to successfully expand the approved indications for AYVAKIT/AYVAKYT and GAVRETO or obtain marketing approval for AYVAKIT/AYVAKYT in additional geographies in the future; the delay of any current or planned clinical trials or the development of Blueprint Medicines’ current or future drug candidates; Blueprint Medicines’ advancement of multiple early-stage efforts; Blueprint Medicines’ ability to successfully demonstrate the safety and efficacy of its drug candidates and gain approval of its drug candidates on a timely basis, if at all; the preclinical and clinical results for Blueprint Medicines’ drug candidates, which may not support further development of such drug candidates either as monotherapies or in combination with other agents or may impact the anticipated timing of data or regulatory submissions; the timing of the initiation of clinical trials and trial cohorts at clinical trial sites and patient enrollment rates; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines’ ability to obtain, maintain and enforce patent and other intellectual property protection for AYVAKIT/AYVAKYT, GAVRETO or any drug candidates it is developing; Blueprint Medicines’ ability to develop and commercialize companion diagnostic tests for AYVAKIT/AYVAKYT, GAVRETO or any of its current and future drug candidates; Blueprint Medicines' ability to successfully expand its operations, research platform and portfolio of therapeutic candidates, and the timing and costs thereof; and the success of Blueprint Medicines’ current and future collaborations, partnerships, acquisitions or licensing arrangements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ filings with the Securities and Exchange Commission (SEC), including Blueprint Medicines’ most recent Annual Report on Form 10-K, as supplemented by its most recent Quarterly Report on Form 10-Q and any other filings that Blueprint Medicines has made or may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Except as required by law, Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Trademarks

Blueprint Medicines AYVAKYT, AYVAKIT, GAVRETO and associated logos are trademarks of Blueprint Medicines Corporation.

Blueprint Medicines

Media

Sarah Mena Guerrero

+1 (617) 714-6684

media@blueprintmedicines.com

Investor Relations

Jenna Cohen

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ir@blueprintmedicines.com

Sixth Street

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Patrick Clifford

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pclifford@sixthstreet.com